Exhibit 23.4

Consent of Independent Auditor

We hereby consent to the use in the Prospectus constituting a part of this Registration Statement of SunPower Inc. of our report dated January 9, 2026, relating to the financial statements of Sunder Energy LLC which is contained in that Prospectus. Our report contains an explanatory paragraph regarding Sunder Energy LLC’s ability to continue as a going concern.

We also consent to the reference to us under the caption “Experts” in the Prospectus.

/s/ BDO USA, P.C.

Atlanta, GA

February 2, 2026